Office of the U.S. Trustee
Ernst & Young Plaza
725 S. Figueroa St., 26th Floor
Los Angeles, CA 90017

Counsel for Petitioning Creditors
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Craig M. Rankin
Levene, Neale, Bender, Rankin & Brill L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, California 90067

Steven M. Rubenstein
Rubenstein Law Offices
6320 Canoga Avenue, Suite 1500
Woodland Hills, CA 91367

Petitioning Creditor
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Victoria Till
Till Management
P.O. Box 69462
Los Angeles, CA 90069

Counsel for Alleged Debtor
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Marc A. Lieberman, Esq.
Fredman/Lieberman LLP
1875 Century Park East, Suite 2200
Los Angeles, CA 90067

Co-Counsel for Alleged Debtor
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Sean Macias, Esq.
Leader Kozmor Macias
1990 South Bundy Drive, Suite 390
Los Angeles, CA 90025

Counsel for Richard A. Schwartz and Interested
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Party DFOTM Trust dated January 20, 1999
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Thomas M. Geher
Jeffer, Mangels, Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, California 90067